SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 17, 2006.


                  THE AMERICAN EDUCATION CORPORATION
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Nevada                 0-11078         73-1621446
----------------------------  ------------  -------------------
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number) Identification No.)


                 7506 N. Broadway Extension, Suite 505
                    Oklahoma City, Oklahoma  73116
         ---------------------------------------------------
         (Address of principal executive offices) (Zip Code)


                            (405) 840-6031
         ----------------------------------------------------
         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange
Act (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Information to be Included in the Report

Item 8.01 Other events.

On May 12, 2006, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS 2006 FIRST QUARTER PERFORMANCE."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------

   99.1 Company press release titled "THE AMERICAN EDUCATION CORPORATION REPORTS 2006 FIRST QUARTER PERFORMANCE," dated May 12, 2006.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN EDUCATION CORPORATION



/s/ Jeffrey E. Butler
------------------------------------------
Jeffrey E. Butler, Chief Executive Officer

May 17, 2006





Exhibit 99.1

                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release



                          THE AMERICAN EDUCATION CORPORATION REPORTS
                                2006 FIRST QUARTER PERFORMANCE

Oklahoma City, May 12, 2006: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that net revenues declined by 21 percent for the first quarter ended March 31, 2006. Net revenues for the 2006 first quarter were $1,858,200, compared to $2,339,607 for the same quarter of 2005. The decline in net revenues is attributable to the withdrawal of Dolphin, Inc. from the software service business and elimination of revenues sourced from this business unit, which was merged into the parent company in 2005. In addition, several major orders anticipated for this quarter were deferred or delayed. First quarter net income declined to reflect a loss of $131,620 versus net income of $65,486 in 2005 resulting in a loss per share of $0.008 for the quarterly period.

Gross margins for the quarter ended March 31, 2006 were $1,763,100, or 95 percent of net revenues. This improvement in margin percentage reflects the elimination of Dolphin's lower gross margins and the profitability of the core business. The traditional lower gross margins of the Dolphin subsidiary, when previously consolidated into the Company's financial results, negatively impacted overall core business gross margin percentage performance. During the quarterly period, total operating expenses increased 10 percent as compared to the year-ago quarter. Increases in operating expense were partially attributable to higher legal and accounting expenses associated with the Company's efforts to privatize, as well as legal fees associated with company-initiated trademark infringement litigation against two organizations believed to be infringing on the Company's registered A+ trademark. Other factors, including higher amortization cost associated with product development, increased spending for marketing and sales, and increased staffing and personnel costs required in key departments, impacted pretax income. There was a loss from continuing operations after income taxes for the quarter of $131,620 versus income of $118,229, reflecting a decrease over the same 2005 quarter.

EBITDA for the quarter decreased by 63 percent over the prior year's period to $191,571 for 2006 versus $514,017 for 2005 and represented 10 percent of consolidated net revenues.

At March 31, 2006, total assets decreased 3 percent to $7,560,439 as compared to $7,834,377 at December 31, 2005. Stockholders' equity decreased by 3 percent to $4,411,167. There was no bank debt outstanding at March 31, 2006. In April 2006, the Company reached an agreement with its bank to increase its revolving loan credit limits to $550,000 and to extend the maturity date of the revolving loan to October 2006.

Commenting on the quarter's results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "The core AEC operating unit revenues
declined 14 percent during our 2006 first quarter.   This decline is a
result of the slow development of several large orders that were anticipated to be booked during the quarter and simply did not clear the school/district approval process. In addition, there still is continued weather-related impairment of important regional markets associated with last fall's hurricanes. We believe that these factors impacted this quarter's revenues; and, consequently, Company profitability and EBITDA performance. However, we expect that the Company will receive this business in either the second or third quarters of this year, restoring the opportunity, in management's estimation, for incremental growth over the comparable 2005 periods.

The American Education Corporation Announces First Quarter Results
May 12, 2006
Page 2


"AEC's core business continues to be driven by quality products, and the Company is involved in increasingly larger orders for inbound site license, online and product upgrade-based orders in areas of its traditional market strength. The Company recently announced a series of eight new high school electives titles and four new English Skills titles for the secondary grade levels. Additionally over the last six months, the Company has strengthened its marketing and sales department with new personnel additions and programs. At the same time, we have intensely recruited new distribution partners to expand our national market coverage. We believe that these ongoing investments in the future of the business will also produce improved results later this year," he concluded.

The Company's plans to privatize the Corporation are proceeding. We are working through various questions raised by the Securities and Exchange Commission and the Company expects the transaction to proceed in the next several months.

The Company's Java-based technology, the A+nyWhere Learning System Versions
3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options and support Windows, UNIX and Macintosh platforms. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the GoKnow's, Internet accessible science curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 12,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's diagnostic, prescriptive test and online, postsecondary developmental curriculum offering, is aligned to ACCUPLACER On-Line, the leading college admissions test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

ACCUPLACER and ACCUPLACER OnLine are either trademarks or registered trademarks owned by the College Entrance Examination Board, New York, NY.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                   ----------------------------------
                        7506 BROADWAY EXTENSION
                        -----------------------
                        OKLAHOMA CITY, OK 73116
                        -----------------------
                             1-800-34APLUS
                             -------------
                            www.amered.com
                            --------------

                           -Tables Follow-

                                                                  Pre06-2

The American Education Corporation Announces First Quarter Results
May 12, 2006
Page 3


Statement of Operations

                             Three Months         Three Months
                                Ended                Ended
                            March 31, 2006       March 31, 2005         %
                              (unaudited)          (unaudited)       Change
                         ------------------    ------------------    ------

Sales                        $ 1,858,200          $ 2,339,607         (21%)


Operating income (loss)
  from continuing
  operations                    (210,363)             207,578           *

Income (loss) from continuing
  operations before income
  taxes                        (219,367)              197,048           *

Income (loss) from continuing
  operations                   (131,620)              118,229           *

Loss from discontinued
  operations                          -               (52,743)          *

Net Income (loss)              (131,620)               65,486           *

Earnings per share - diluted
Weighted average shares
  outstanding                17,138,395           16,665,726            *

Continuing operations       $     (.008)         $      .007            *
Discontinued operations               -                (.003)
                            -----------          -----------
Total                       $     (.008)         $      .004            *
                            ===========          ===========

* Not meaningful


Balance Sheet Data

                              March 31,           December 31,
                                2006                  2005             %
                             (unaudited)           (audited)         Change
                          ------------------    -----------------    ------

Current Assets               $3,328,291           $3,744,383          (11%)

Total Assets                  7,560,439            7,834,377           (3%)

Current Liabilities           2,326,297            2,139,115            9%

Stockholders' Equity          4,411,167            4,542,787           (3%)

The American Education Corporation Announces First Quarter Results
May 12, 2006
Page 4


Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Disclosure of Calculations for the Three Months Ended March 31, 2006



                                     Three Months Ended
                                         March  31
                                 -----------------------
                                      2006       2005
                                 -----------------------
                                 (Unaudited)  (Unaudited)

Net income                        $(131,620)    $ 65,486
Add back non-EBITDA items
 included in net income:
Depreciation and amortization      401,934      394,344
Interest expense                      9,004       10,530
Income tax provision                (87,747)      43,657
                                  ---------     --------
EBITDA                            $ 191,571     $514,017
                                  =========     ========


EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income and impairment of goodwill. The Company believes that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA may be a meaningful indicator of future profitability. EBITDA should not be construed as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See the consolidated statement of cash flows in the consolidated financial statements filed in the Company's Form 10-QSB.